Exhibit 10.2

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment No. 2”), dated as of May 30, 2014, by and among Oneida Ltd., a Delaware corporation (“Oneida”), Anchor Hocking, LLC, a Delaware limited liability company (“Anchor”, and together with Oneida, each a “Borrower”, and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation (“Parent”), and each other Subsidiary of Parent party thereto (together with Parent, each a “Guarantor”, and collectively, “Guarantors”), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, National Association, with an office located at 100 Park Avenue, 14th Floor, New York, New York 10017, as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors and assigns, and any replacement, the “Administrative Agent”) and as collateral agent for the Lenders (in its capacity as collateral agent, together with its successors and assigns, and any replacement, the “Collateral Agent”, and together with Administrative Agent, collectively, “Agents”).

W I T N E S S E T H:

WHEREAS, Agents, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013, by and among Agents, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to the Second Amended and Restated Loan and Security Agreement, dated as of May 14, 2014 (as the same may be further amended, modified, supplemented, extended, renewed, restated, refinanced restructured or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement and this Amendment No. 2, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, being collectively referred to herein as the “Loan Documents”);

WHEREAS, EveryWare Global, Inc. has acknowledged that the Borrowers are in default of the consolidated leverage ratio and the consolidated interest coverage ratio covenants of the Term Loan Agreement for the fiscal quarter ended March 31, 2014; and

WHEREAS, the Borrowers and Guarantors have entered or are about to enter a Forbearance Agreement with the Term Loan Agent and the Required Lenders (as such term is defined in the Term Loan Agreement); and

WHEREAS, Borrowers have requested that Agents and Lenders make certain accommodations and amendments to the Loan Agreement, and Agents and Lenders are willing to make such accommodations and amendments, subject to the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 2, Borrowers, Guarantors, Agents and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following:

(i) “Amendment No. 2” means Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of May 30, 2014, by and among Agents, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(ii) “Amendment No. 2 Effective Date” means the date on which all conditions precedent to Amendment No. 2 have been satisfied.

(iii) “Accommodation Termination Date” means the earlier of (i) June 30, 2014 and (ii) the “Forbearance Termination Date” (as such term is defined in the Term Loan Forbearance Agreement).

(iv) “Term Loan Forbearance Agreement” means the Forbearance Agreement, dated as of May 30, 2014, by and among Anchor and Oneida, as borrowers, the Guarantors, the Term Loan Lenders party thereto, and Term Loan Agent.

(b) Amendments to Definitions.

(i) Clause (a)(ii)(B) of the definition of “Adjusted Availability” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.5% of the Maximum Revolver Amount (except for the period commencing May 13, 2014, through and including the Accommodation Termination Date, 10% of the Maximum Revolver Amount) less”

(ii) The definition of “Applicable Margin” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, with respect to Base Rate Revolving Loans and LIBO Rate Revolving Loans, the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Availability as follows:

Tier	Quarterly Average Availability	Applicable LIBO Rate Margin	Applicable Base Rate Margin

1	Greater than 30% of the Maximum Revolver Amount	2.00%	1.00%

2	Greater than or equal to 15% of the Maximum Revolver Amount but less than or equal to 30% of the Maximum Revolver Amount	2.25%	1.25%

3	Less than 15% of the Maximum Revolver Amount	2.50%	1.50%

provided, that, (i) the Applicable Margin shall be calculated and established once every three (3) months and shall remain in effect until adjusted for the next three (3) month period, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each such three (3) month period based on the Quarterly Average Availability for the immediately preceding three (3) month period as calculated by Administrative Agent, (iii) notwithstanding anything to the contrary contained herein, the Applicable Margin through June 30, 2014, shall be the amount for Tier 3 set forth above and (iv) in the event that Borrowers fail to provide any Borrowing Base Certificate or other information with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate or other information was otherwise required, at Administrative Agent’s option, the Applicable Margin shall be based on the highest rate above until the next Business Day after a Borrowing Base Certificate or other information is provided for the applicable period at which time the Applicable Margin shall be adjusted as otherwise provided herein. In the event that at any time after the end of any three (3) month period, the Quarterly Average Availability for such three (3) month period used for the determination of the Applicable Margin was greater than the actual amount of the Quarterly Average Availability for such period as a result of the inaccuracy of information provided by or on behalf of Borrowers to Administrative Agent for the calculation of Availability, the Applicable Margin for such period shall be adjusted to the applicable percentage based on such actual average Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Administrative Agent. The foregoing shall not be construed to limit the rights of Administrative Agent or Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.”

(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Cash Dominion. Section 6.9(a) of the Loan Agreement is hereby amended by inserting the following sentence immediately before the last sentence of such Section:

“Notwithstanding anything to the contrary set forth in Section 6.9 hereof or otherwise in the Loan Agreement and the other Loan Documents, the Loan Parties agree that upon the Amendment No. 2 Effective Date the Collateral Agent is irrevocably authorized to instruct the depository banks at which the Primary Accounts are maintained, to transfer, on a daily basis, or more frequently, as Collateral Agent may request, all available funds received or deposited into such Primary Accounts to a specified account of Collateral Agent’s, whether or not an Availability Triggering Event has occurred or is continuing.”

3. Financial Advisor. In addition to the requirements for Access and Examination pursuant to Section 6.6 of the Loan Agreement, the Administrative Agent is authorized to engage a financial advisor (“Advisor”), at Borrowers’ expense to review Borrowers’ books and records, and financial condition, including any projections and budgets prepared by or on behalf of Borrowers (including copies of the 13-Week Cash Flow Forecast (as defined in the Forbearance Agreement) to the extent delivered to the Term Loan Agent under the Forbearance Agreement), and information regarding the Collateral, and Borrowers shall provide the Advisor, Administrative Agent and any authorized representatives thereof with full and complete access to their facilities, personnel and books and records, wherever located and shall assist Advisor in providing to Administrative Agent, daily updates with respect to the foregoing, including without limitation, daily updates with respect to all payments and receipts of Borrowers, as well as a Collateral roll-forward, and all payments proposed to be made by or on behalf of any of Borrowers or Guarantors; provided, notwithstanding the foregoing, that none of Borrowers or other Loan Parties or Affiliates will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, Advisor, or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided further, that notwithstanding the foregoing.

4. Events of Default. As of the date hereof, Administrative Agent has not waived, is not by this Amendment No. 2 waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof.

5. Conditions Precedent. This Amendment No. 2 shall become effective on the first date upon which each of the following conditions precedent has been satisfied:

(a) Administrative Agent shall have received this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors, Agents, and Lenders;

(b) Administrative Agent shall have received the Term Loan Forbearance Agreement, duly executed and delivered by the Borrowers and the Term Loan Agent, and the Required Lenders (as such term is defined in the Term Loan Agreement) and all other parties thereto, in form and substance satisfactory to the Administrative Agent, the terms of which shall include an agreement by the Term Loan Agent and Term Loan Lenders to forbear from exercising their rights and remedies with respect to existing events of default under the Term Loan Agreement for a period that extends at least until June 30, 2014; and

(c) no Default or Event of Default shall exist or shall have occurred and be continuing, both before and after giving effect to this Amendment No. 2.

6. Representations, Warranties and Covenants. Each Borrower and Guarantor hereby represents and warrants to the Lenders for itself and each of the other Loan Parties the following (which shall survive the execution and delivery of this Amendment No. 2), the truth and accuracy of which representations and warranties are a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:

(a) as to each Loan Party, each Loan Party has the power and authority to execute, deliver and perform this Amendment No. 2, has taken all necessary action (including obtaining approval of its stockholders or members if necessary) to authorize the execution, delivery, and performance of this Amendment No. 2;

(b) as to each Loan Party, this Amendment No. 2 has been duly executed and delivered by such Loan Party, and constitute the legal, valid, and binding obligations of such Loan Party, enforceable against it in accordance with its terms without defense, set-off, or counterclaim, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity;

(c) as to each Loan Party, the execution, delivery and performance by such Loan Party of this Amendment No. 2 does not and will not conflict with, or constitute a violation or breach of, or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any Loan Party by reason of the terms of (a) any material contract, mortgage, Lien, lease, agreement, indenture, document, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party, or (c) the certificate or articles of incorporation, by laws, or other organizational or constituent documents, as the case may be, of such Loan Party.

(d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with this Amendment No. 2, except for those which have been duly obtained by the Loan Parties;

(e) the representations and warranties of the Loan Parties contained in the Loan Agreement and the other Loan Documents (after giving effect to Amendment No. 2) that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects on the Amendment No. 2 Effective Date, except to the extent such representations or warranties specifically relate to an earlier date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified, shall be true and correct in all material respects on and as of such earlier date; and

(f) no event exists, or would exist immediately after giving effect to this Amendment No. 2, which constitutes a Default or an Event of Default.

7. Acknowledgments by Guarantors. Each Guarantor, by its signature below, hereby acknowledges, confirms and agrees that after giving effect to this Amendment No. 2 and the transactions contemplated hereby, the Guaranty Agreement executed by Guarantors guaranteeing the payment and performance of all Obligations, is and shall continue in full force and effect.

8. Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Loan Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.

9. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.

10. Governing Law. This Amendment No. 2 and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

11. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns and the successors and permitted assigns of Lenders.

12. Reference to Loan Agreement. On and after the Amendment No. 2 Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment No. 2.

13. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, and by each Agent, each Lender, and the Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document, and a telecopy or electronic mail in portable document format of any such executed signature page shall be valid as an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 2 on the date first above written.

BORROWERS ONEIDA LTD.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Interim Chief Executive Officer and President

ANCHOR HOCKING, LLC

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Interim Chief Executive Officer and President

GUARANTORS UNIVERSAL TABLETOP, INC.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Interim Chief Executive Officer and President

BUFFALO CHINA, INC. DELCO INTERNATIONAL, LTD. SAKURA, INC. THC SYSTEMS, INC. KENWOOD SILVER COMPANY, INC.
ONEIDA SILVERSMITHS INC.
ONEIDA INTERNATIONAL INC. ONEIDA FOOD SERVICE, INC.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Interim Chief Executive Officer and President

[Signatures Continue on Next Page]

Amendment No. 2 to Second Amended and Restated LASA (Oneida/Anchor)

[Signatures Continued from Previous Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Letter of Credit Issuer and, individually as a Lender

By:	/s/ Guido Cuomo
	Name:	Guido Cuomo
	Title:	Authorized Signatory

Amendment No. 2 to Second Amended and Restated LASA (Oneida/Anchor)